UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: 06-16-2003
Date of Earliest Event Reported: 5-13-2003

WIRELESS DATA SOLUTIONS, INC.
(Name of small business issuer as specified in its charter)

Commission File Number 333-47395

                   Utah                           93-0734888
         (State of Incorporation)    (I.R.S. Employer Identification No.)

2233 Roosevelt Rd
Suite #5
St. Cloud, MN 56301
(Address of principal executive offices)
(320)-203-7477
(Issuer's Telephone number)


CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT:

WIRELESS DATA SOLUTIONS has been advised by Marshall Granger & Company that they have resigned as the company's auditor. Granger performed the audits in 2000 & 2001. The company's financial position precluded it from providing audited financials for fiscal year ending 2002. There were no material disagreements during the period they were engaged as the company's auditors. In the two years, which were audited by Marshall Granger, they were able to provide unqualified opinions.

In the near future Wireless Data Solutions will be unable to budget enough money to provide audited financial statements. At such time as it would financially feasible to resume providing audited financial statements. There are no unresolved issues, known to management, which would preclude the company from engaging Marshall Granger as their auditor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


/S/ Patrick Makovec

Patrick Makovec
Chairman of the Board